UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 9, 2018
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Board of Directors of Asure Software, Inc. (the “Company”) has established May 2, 2018 as the date of the Company’s Annual Meeting of Stockholders (the “2018 Annual Meeting”). Stockholders of record at the close of business on March 19, 2018 will be entitled to notice of and to vote upon the matters to be considered at the 2018 Annual Meeting, which will be held at the Company’s headquarters at 3700 N. Capital of Texas Hwy, Suite 350, Austin, Texas 78746.
Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must ensure that such proposal is received by the Company’s Secretary at the Company’s headquarters, on or before the close of business on March 23, 2018, which the Company has determined to be a reasonable time before it expects to begin to print and mail its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company’s proxy materials for the 2018 Annual Meeting.
In accordance with the Company’s bylaws, stockholders desiring to nominate a director or bring any other business before the stockholders at the 2018 Annual Meeting must notify the Company’s Secretary in writing no later than the close of business on or before March 19, 2018, the 10th day following public disclosure of the meeting date. Any notices must be received by the Company at 3700 N. Capital of Texas Hwy, Suite 350, Austin, Texas 78746, Attn: Secretary, on or before March 19, 2018 and must set forth the information specified in and comply with all other requirements of the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: March 9, 2018	By:	/s/ Kelyn Brannon
Kelyn Brannon, Chief Financial Officer